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                                                                      EXHIBIT 16

[PRICEWATERHOUSECOOPERS LOGO]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      1500 One Cleveland Center
                                                      1375 East Ninth Street
                                                      Cleveland, OH 44114-1700
                                                      Telephone (216) 241 4380
                                                      Facsimile (216) 575 0170

July 26, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Telxon Corporation (copy attached), which we understand are being filed with the Commission today, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 19, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP




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[The following is the attachment to the PricewaterhouseCoopers letter, which attachment conforms with the Form 8-K to which the letter is included as
Exhibit 16.]


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 19, 1999





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                         0-11402              74-1666060
(STATE OR OTHER JURISDICTION            (COMMISSION          (IRS EMPLOYER
        OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 4.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         FINANCIAL DISCLOSURE.

         On July 19, 1999, Telxon Corporation (the Company") entered into a letter agreement engaging Arthur Andersen LLP ("Andersen") to audit the Company's consolidated financial statements for the fiscal year ending March 31, 2000. Andersen replaces PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the principal accountant to audit the Company's consolidated financial statements. PricewaterhouseCoopers will accordingly be dismissed upon the completion of the audit of the Company's consolidated financial statements for the fiscal year ended March 31, 1999 and the issuance of their report thereon for filing in the Company's Annual Report on Form 10-K for the fiscal year then ended. Having reviewed with PricewaterhouseCoopers the Company's fiscal annual 1999 consolidated financial results prior to the release thereof in the Company's press release of July 14, 1999 (a copy of which was filed under cover of a Form 8-K of that date), the Company does not expect that the final audited statements will include any change from those reported results. The change in accountants was recommended and authorized by the Audit Committee of the Company's Board of Directors (the "Audit Committee").

         PricewaterhouseCoopers' reports on the Company's consolidated financial statements for each of the fiscal years ended March 31, 1997 and March 31, 1998 (as the two most recently completed fiscal years on which PricewaterhouseCoopers has reported as of the date hereof, they are referred to herein as the "Prior Report Periods") did not contain an adverse opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles. It should be noted, however, that the consolidated financial statements for the Prior Report Periods have subsequently been restated as discussed in the Company's February 23, 1999 press release (a copy of which was filed under cover of a Form 8-K of that date), and that PricewaterhouseCoopers' report to be included in the fiscal 1999 Annual Report on Form 10-K will cover those restated consolidated financial statements. The Company expects that PricewaterhouseCoopers' report on the fiscal 1999 consolidated financial statements will include a separate paragraph regarding an accounting change for business process re-engineering affecting the 1998 statement of operations included as a part thereof.

          In reporting its financial results for the first quarter of fiscal 1999, the Company recorded a May, 1998 repurchase of shares in its Metanetics Corporation subsidiary in a manner with which PricewaterhouseCoopers disagreed. Based upon the completion in February, 1999 of an appraisal of Metanetics Corporation, the Company resolved the disagreement by adjusting its financial statements to record the consideration given as goodwill.

         In connection with the fiscal 1999 audit and other work performed by PricewaterhouseCoopers during the year, several material non-standard transactions were identified which had credit enhancements, lease features, rights of return or software revenue recognition elements requiring deferred timing of revenue recognition compared to the timing of revenue recognition originally recorded by the Company. The identified transactions have been addressed through the restatements of the Company's consolidated financial statements discussed in the Company's February 23, 1999 press release referenced above and in its press releases of
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December 11, 1998, January 27, 1999 and June 16, 1999 (copies of which were also filed under covers of Form 8-K of the same respective dates). PricewaterhouseCoopers has advised and discussed with the Company's Board of Directors and management the Company's need to improve its internal controls to require that the Company's chief accounting officer be consulted with the relevant complete documentation for any non-standard, significant transactions to ensure that the accounting treatment is considered before entering into such transactions. The Company has already made changes in the personnel responsible for such matters and continues to monitor the implementation of strengthened policies and procedures in this regard.

          The Company continues to work toward obtaining financing to replace its current bank facilities, which presently remain outstanding under waivers effective through August 30, 1999. The obtaining of that financing is an open item with respect to the finalization of the fiscal 1999 audited consolidated financial statements.

          Each of the above matters has been reviewed and discussed by PricewaterhouseCoopers with the Audit Committee. The Company has authorized PricewaterhouseCoopers to respond fully to any inquiries Andersen may make of PricewaterhouseCoopers regarding these matters.

          Except as discussed above, the Company does not believe that, during the Prior Report Periods and the interim periods preceding the change in accountants (collectively, the "Pre-Change Period") (i) there were any disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers' satisfaction, would have caused it to make reference to the subject matters of the disagreements in connection with its reports on the Company's consolidated financial statements, or (ii) any "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred.

          During the Pre-Change Period, the Company did not consult with Andersen regarding (1) the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements or (2) any matter that was the subject of a disagreement or a reportable event.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  16 Letter provided by PricewaterhouseCoopers LLP as Former Accountant pursuant to Item 304(a)(3) of Regulation S-K.











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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TELXON CORPORATION



Date:  July 26, 1999                    By:
                                               ------------------------------
                                               Woody M. McGee
                                               Vice President,
                                                 Chief Financial Officer










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